EXHIBIT 10.21

AGREEMENT

This Agreement (this "Agreement"), dated as of November 6, 2015 (sometimes the "Effective Date"), by and between Spotlight Innovation Inc., a Nevada corporation with principal executive offices at 6750 Westown Parkway, Suite 200-226, West Des Moines, Iowa, 50266 (the "Company"), and William Pim, residing at 4323 Grand Avenue, Unit 434, Des Moines, Iowa 50312 (the "Executive")

WITNESSETH:

WHEREAS, the Company desires to retain the Executive as the Chief Financial Officer of the Company, and the Executive desires to serve the Company in such capacity, upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Services.

The Executive will be retained by the Company, starting November 5, 2005 as Chief Financial Officer. The Executive will report to the Board of Directors of the Company (the "Board") and shall perform such duties as are consistent with his position as Chief Financial Officer for a company reporting to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (as applicable, the "Services"). The Executive agrees to perform such duties faithfully, to devote a portion of his working time, attention and energies to the business of the Company, and while he remains affiliated with the Company, not to engage in any other business activity that is in conflict with his duties and obligations to the Company.

2. Term.

The term of this Agreement (the "Term") shall commence as of the Effective Date and shall continue for a term of one (1) year unless sooner terminated pursuant to Section 8 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing protection of Confidential Information shall continue in effect as specified in Section 5 hereof and survive the expiration or termination hereof.

3. Best Efforts; Place of Performance.

(a) The Executive shall devote a portion of his business time, attention and energies to the business and affairs of the Company and shall use his best efforts to advance the best interests of the Company and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, that will conflict with the performance by the Executive of his duties hereunder or the Executive's availability to perform such duties or that will adversely affect, or negatively reflect upon, the Company.

(b) The duties to be performed by the Executive hereunder shall be performed primarily at the office of the Executive at such time and manner as Executive determines in his professional judgment, subject to reasonable travel requirements on behalf of the Company.

1

4. Compensation. As full compensation for the performance by the Executive of his duties under this Agreement, the Company shall pay the Executive as follows:

(a) Salary. The Company shall pay Executive Three Thousand Five Hundred Dollars ($3,500.00) per month during the Term. Company shall pay such compensation on a monthly basis during the Term. Executive agrees that he has determined that such compensation is fair for the anticipated services he is to perform for the Company during the Term

(b) Common Stock. In exchange for entering into this Agreement the Company shall issue the Executive One Hundred Thousand (100,000) shares of its Common Stock, with standard restrictive legend, upon execution hereof.

(c) Independent Contractor. As the Executive will be dedicating a portion of his professional activities to the affairs of the Company he shall be treated as an independent contractor.

(d) Expenses. The Company shall reimburse the Executive for all normal, usual and necessary expenses incurred by the Executive in furtherance of the business and affairs of the Company, including reasonable travel and entertainment, upon timely receipt by the Company of appropriate vouchers or other proof of the Executive's expenditures and otherwise in accordance with any expense reimbursement policy as may from time to time be adopted by the Company.

(e) Vacation. The Executive shall, during the Term, not be entitled to vacation.

5. Confidential Information and Inventions.

(a) The Executive recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by the Company, its affiliates or third parties with whom the Company or any such affiliates has an obligation of confidentiality. Accordingly, during and after the Term, the Executive agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company or any of its affiliates. "Confidential and Proprietary Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company or of any affiliate or client of the Company. The Executive expressly acknowledges the trade secret status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of the Company. The Executive agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any Company material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from the Company's offices at any time during his affiliation by the Company, except as required in the execution of the Executive's duties to the Company. The Executive agrees to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to the Company upon request and in any event immediately upon termination of this Agreement.

2

(b) Except with prior written authorization by the Company, the Executive agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, technical or business information of any other party to whom the Company or any of its affiliates owes an obligation of confidence, at any time during or after his affiliation with the Company.

(c) The Executive agrees that all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, through the use of the resources of the Company or directly related to the business of the Company (the "Inventions") during the Term shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in the Inventions. The Executive hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions; provided, however, that the Board of Directors of the Company may in its sole discretion agree to waive the Company's rights pursuant to this Section 6(c). The Executive further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Executive will execute all documents necessary:

(i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(d) The Executive acknowledges that while performing the Services under this Agreement the Executive may locate, identify and/or evaluate patented or patentable inventions or other business opportunities (the "Third Party Inventions") having commercial potential in the fields of networking and telecommunication services, voice-over-internet protocol services and related systems and other fields which may be of potential interest to the Company or one of its affiliates. The Executive understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons' officers, directors, employees (including the Executive), agents or consultants during the Term shall be and remain the sole and exclusive property of the Company or such affiliate and the Executive shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company. Notwithstanding the foregoing, if the Company, having been presented with the opportunity by the Executive to pursue such Third Party Inventions chooses not to do so, then Executive may pursue such Third Party Inventions himself without accounting to the Company therefore, subject to Section 1(a) hereof.

(e) Executive agrees that he will promptly disclose to the Company, or any persons designated by the Company, all improvements, Inventions made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the Term.

(f) The provisions of this Section 6 shall survive any termination of this Agreement.

3

6. Non-Competition, Non-Solicitation and Non-Disparagement.

(a) The Executive understands and recognizes that his services to the Company are special and unique and that in the course of performing such services the Executive will have access to, and knowledge of, Confidential and Proprietary Information (as defined in Section 5) and the Executive agrees that, during the Term and for a period of 12 months thereafter, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business which is engaged in any business directly competitive with the business of the Company, either as an individual for his own account, or as a partner, joint venturer, owner, executive, employee, independent contractor, principal, agent, consultant, salesperson, officer, director or shareholder of a Person in a business competitive with the Company within the geographic area of the Company's business, which is deemed by the parties hereto to be nationwide. The Executive acknowledges that, due to the unique nature of the Company's business, the loss of any of its clients or business flow or the improper use of its Confidential and Proprietary Information could create significant instability and cause substantial damage to the Company and its affiliates and therefore the Company has a strong legitimate business interest in protecting the continuity of its business interests and the restriction herein agreed to by the Executive narrowly and fairly serves such an important and critical business interest of the Company. For purposes of this Agreement, the Company shall be deemed to be actively engaged on the date hereof in the development and commercialization of healthcare intellectual property and in the future in any other business in which it actually devotes substantive resources to study, develop or pursue. Notwithstanding the foregoing, nothing contained in this Section 6(a) shall be deemed to prohibit the Executive from (i) acquiring or holding, solely for investment, publicly traded securities of any corporation, some or all of the activities of which are competitive with the business of the Company so long as such securities do not, in the aggregate, constitute more than four percent (4%) of any class or series of outstanding securities of such corporation.

(b) The provisions of this Section 6 shall survive any termination of this Agreement.

7. Representations and Warranties by the Executive.

The Executive hereby represents and warrants to the Company as follows:

(i) Neither the execution or delivery of this Agreement nor the performance by the Executive of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior agreement, contract, or other instrument to which the Executive is a party or by which he is bound.

(ii) Executive has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Executive enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Executive to execute and deliver this Agreement or perform his duties and other obligations hereunder.

4

(iii) Executive's investment in restricted securities is reasonable in relation to Executive's net worth. Executive has had experience in investments in restricted and publicly traded securities, and Executive has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Executive acknowledges that an investment in the Shares is speculative and involves the risk of loss. Executive has the requisite knowledge of the business and operations of the Company to assess the relative merits and risks of this investment, and Executive can afford the risk of loss of his entire investment in the Shares.

(iv) Executive is acquiring the shares of Common Stock for Executive's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

(v) Executive acknowledges that the shares of common stock will not have been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, in addition to the restrictions on transfer contained in the operating agreement of the Company, the shares may not be resold or transferred unless the Shares have been included in a registration statement filed by the Company with the United States Securities and Exchange Commission permitting the resale there under, or the Company has received an opinion of counsel that such resale or transfer is exempt from the registration requirements of that Act, the Company will take all action as may be required as a condition to the availability of Rule 144, and the Company will upon request supply written confirmation that it is in compliance with the reporting requirements of Rule 144.

8. Termination. This Agreement shall be terminated at will by either party upon thirty (30) day's notice.

9. Miscellaneous.

(a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Iowa, without giving effect to its principles of conflicts of laws.

(b) Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Sections 5 or 6 hereof), or regarding the interpretation thereof, shall be finally settled by arbitration conducted in Iowa in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules. Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Sections 5 and 6 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of Polk County, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in paragraph (g) below. Each party shall be responsible for its/his own attorney's fees in such arbitration, and all of the costs and expenses incurred with respect to the arbitration proceeding (except for the filing fee, which shall be borne solely by the party commencing the arbitration) shall be divided equally between the parties. Judgment on the arbitration award may be entered by any court of competent jurisdiction.

5

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

(d) This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets or other Change of Control.

(e) This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.

(f) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and such terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(g) All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or by an overnight courier service or sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth on the first page of this Agreement, and shall be deemed given when so delivered personally or by overnight courier, or, if mailed, five days after the date of deposit in the United States mails. Either party may designate another address, for receipt of notices hereunder by giving notice to the other party in accordance with this paragraph (g).

(h) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(i) As used in this Agreement, "affiliate" of a specified Person shall mean and include any Person controlling, controlled by or under common control with the specified Person.

(j) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(k) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Spotlight Innovation Inc.

By:	/s/ Cristopher Grunewald
Cristopher Grunewald
President

Executive

By:	/s/ William Pim
William Pim

7